EXHIBIT 23.01
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                          INDEPENDENT AUDITORS' CONSENT



We consent to use in this Registration Statement on Form S-8 relating to the 1995 Stock Option Plan of First South Africa Corp., Ltd. of our report dated September 27, 1996 appearing in the Annual Report on Form 10-K of First South Africa Corp., Ltd.



Price Waterhouse
Sandton, South Africa
September 23, 1997